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                                                                  Exhibit (d)(3)

                      INTERIM INVESTMENT ADVISORY AGREEMENT

         This Agreement is made as of October 6, 2000, by and between GOVERNOR FUNDS, a Delaware business trust (the "Trust"), and MARTINDALE ANDRES & COMPANY LLC, a Pennsylvania limited liability company (the "Advisor").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trust desires to retain the Advisor to provide, or to arrange for the provision of, investment advisory services to investment portfolios of the Trust and may retain the Advisor to serve in such capacity to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto (such investment portfolios and any such additional investment portfolios together called the "Funds") and the Advisor represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

         WHEREAS, Advisor has been providing advisory services to the Trust under a separate agreement, which terminated as of the date hereof in connection with a change in control involving Advisor, and will continue as investment advisor provided the conditions of Rule 15a-4 under the 1940 Act are met;

         WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  SECTION 1. APPOINTMENT. The Trust hereby appoints the Advisor to act as advisor to the Funds for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

                  SECTION 2. DELIVERY OF DOCUMENTS. The Trust has furnished the Advisor with copies properly certified or authenticated of each of the following:


                  (a) the Trust's Declaration of Trust (such Declaration of Trust, as presently in effect and as it shall from time to time be amended and restated, is herein called the "Declaration of Trust");


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                  (b) the Trust's By-Laws and any amendments thereto;


                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Advisor and approving this Agreement;


                  (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on October 1, 1998 and all amendments thereto;

                  (e) all of the Trust's procedures and guidelines and all resolutions of the Trust's Board relevant to the services to be provided by the Advisor hereunder;


                  (f) the Trust's Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), (File No. 333-65213), and under the 1940 Act as filed with the Securities and Exchange Commission and the most recent amendment thereto; and

                  (g) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

                  The Trust will furnish the Advisor from time to time with copies of all amendments of or supplements to the foregoing.

                  SECTION 3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds and will implement such determinations through the placement, in the name of the Funds, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select. The Advisor will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus, as the same may be amended, supplemented or restated from time to time, and resolutions of the Trust's Board of Trustees.

         In fulfilling its responsibilities hereunder, the Advisor further agrees that it will:



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                  (a) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;


                  (b) conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Advisor;

                  (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;


                  (d) place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Advisor will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. In assessing the best execution available for any transaction, the Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). Consistent with this obligation, the Advisor may, in its discretion and to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Advisor exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the accounts as to which it exercises investment discretion. In placing orders with brokers and dealers, consistent with applicable laws, rules and regulations, the Advisor may consider the sale of shares of the Trust. Except as otherwise permitted by applicable laws, rules and regulations, in no instance will portfolio securities be purchased from or sold to BISYS Fund Services Ohio Inc., the Advisor or any affiliated person of the Trust, BISYS Fund Services Ohio Inc. or the Advisor. In executing portfolio transactions for any Fund, the Advisor may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Advisor will allocate the securities so purchased or sold, and the expenses incurred in the transaction, pursuant to any applicable law or regulation



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         and in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.


                  (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

                  (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Advisor's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Advisor or of its parents, subsidiaries or affiliates. In dealing with such customers, the Advisor and its parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

                  SECTION 4. SUB-ADVISOR. It is understood that the Advisor may from time to time employ or associate with itself such person or persons as the Advisor believes to be fitted to assist it in the performance of this Agreement (each a "Sub-Advisor"); provided, however, that the compensation of such person or persons shall be paid by the Advisor and that the Advisor shall be as fully responsible to the Trust for the acts and omissions of any such person as it is for its own acts and omissions; and provided further, that the retention of any Sub-Advisor shall be approved as may be required by the 1940 Act. In the event that any Sub-Advisor appointed hereunder is terminated, the Advisor may provide investment advisory services pursuant to this Agreement to the Funds without further shareholder approval.

                  SECTION 5. SERVICES NOT EXCLUSIVE. The Advisor will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The investment management services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.



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                  SECTION 6. BOOKS AND RECORDS. In compliance with the
requirements of Rule 3la-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

                  SECTION 7. EXPENSES. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

                  SECTION 8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Advisor and the Advisor will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligations of the Funds to pay the above-described fee to the Advisor will begin as of the date first above written; provided, however, that the Advisor may from time to time waive some or all of such fees until such time as it notifies the Trust that it has terminated such waiver. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         For the purpose of determining fees payable to the Advisor, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

                  SECTION 9. LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary, the Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  SECTION 10. DURATION AND TERMINATION. The term of this Agreement shall begin on the date first above written and shall terminate without penalty upon the earlier of (i) 150 days from the date hereof, (ii) 10 calendar days' written notice by the Trust to the Advisor, provided that the Trust's Board of Trustees or a Majority (as defined below) of the outstanding voting securities of the particular Fund have voted to terminate the Agreement;
(iii) an event of assignment (as defined in the 1940 Act); and (iv) upon the effective date of an Advisory Agreement between the Advisor and the Trust that has received the approval of the



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vote of a Majority of the Fund's outstanding voting securities. For purposes of the foregoing, "Majority" is defined as the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. Subject to Section 16, termination of this Agreement shall not affect the right of the Advisor to receive payments on any unpaid balance of the compensation to which it is entitled under this Agreement earned prior to such termination.

                  SECTION 11. ADVISOR'S REPRESENTATIONS. The Advisor hereby represents that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations.


                  SECTION 12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  SECTION 13. NAME. The Trust hereby acknowledges that the name "Governor(s)" is a property right of the Advisor. The Advisor agrees that the Trust and the Funds may, so long as this Agreement remains in effect, use "Governor(s)" as part of its name. The Advisor may permit other persons, firms or corporations, including other investment companies, to use such name and may, upon termination of this Agreement, require the Trust and the Funds to refrain from using the name "Governor(s)" in any form or combination in its name or in its business or in the name of any of its Funds, and the Trust shall, as soon as practicable following its receipt of any such request from the Advisor, so refrain from using such name.

                  SECTION 14. YEAR 2000 COMPLIANT. The Advisor represents and warrants that all services rendered and all computer systems used in the performance of the Advisor's obligations under this Agreement are Year 2000 Compliant. "Year 2000 Compliant" means that the services and systems are designed to and:

                  (a) operate in the year 2000 and later with four digit year date capability;


                  (b) operate fault-free in the processing of date and date-dependent data before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing date calculations, comparison and sequencing;



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                  (c) function accurately and without interruption before,
         during, and after January 1, 2000, without any adverse effect on operations and associated with the advent of the new century;

                  (d) store and provide output of date information in ways that are unambiguous as to century.

The representations and warranties contained herein may not be disclaimed or limited by operation of law.

                  SECTION 15. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. Governor Funds is a business trust organized under Delaware law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of State of Delaware as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Governor Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

                  SECTION 16. ESCROW PROVISIONS. (a) Notwithstanding any other provision of this Agreement, in no event shall compensation paid to the Advisor hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act. All compensation paid to the Advisor hereunder shall be held in an interest-bearing escrow account with the Trust's custodian (the "Escrow Account"). Funds held in the Escrow Account, including interest earned ("Escrow Money"), shall be paid to the Advisor promptly after approval of the Advisory Agreement between the Advisor and the Trust by the vote of a Majority of each Fund's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

                           (b) If an Advisory Agreement between the Advisor and
the Trust is not approved by a vote of a Majority of a Fund's outstanding voting securities within the time period stated above, the Advisor shall receive from the Escrow Account as full compensation for its services hereunder the lesser of: (x) the sum of the amount of any costs incurred by the Advisor in performing its duties under this Agreement for such Fund prior to such termination plus any interest earned on that amount, or (y) the sum of the amount deposited in the Escrow Account for such Fund plus any interest earned on that amount.

                  SECTION 17. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of



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Delaware; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder. This Agreement may be executed in two or more counterparts which together shall constitute a single Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                 GOVERNOR FUNDS

                                 By:     /s/ A. James Durica
                                         -----------------------------
                                 Name:   A. James Durica

                                 Title:  President

                                 MARTINDALE ANDRES & COMPANY LLC


                                 By:     /s/ William C. Martindale Jr.
                                         -----------------------------

                                 Name:   William C. Martindale Jr.

                                 Title:  CEO

                                 Dated:  October 6, 2000



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

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                           between Governor Funds and
                         Martindale Andres & Company LLC
                           dated as of October 6, 2000


NAME OF FUND                                         COMPENSATION*                              DATE
------------                                         -------------                              ----
Prime Money Market Fund                  Annual Rate of .40% of such Fund's                October 6, 2000
                                         average net assets

Pennsylvania                             Annual Rate of .60% of such Fund's                October 6, 2000
Municipal Bond                           average daily net assets
Fund

Established Growth                       Annual Rate of .75% of such Fund's                October 6, 2000
Fund                                     average daily net assets

Intermediate Term Income                 Annual Rate of .60% of such Fund's                October 6, 2000
Fund                                     average daily net assets

Aggressive Growth                        Annual Rate of 1.00% of such Fund's               October 6, 2000
Fund                                     average daily net assets

U.S. Treasury                            Annual Rate of .40% of such Fund's                October 6, 2000
Obligations Money                        average daily net assets
Market Fund

Limited Duration                         Annual Rate of .60% of such Fund's                October 6, 2000
Government                               average daily net assets
Securities Fund

Emerging Growth                          Annual Rate of 1.25% of such Fund's               October 6, 2000
Fund                                     average daily net assets

International Equity Fund                Annual Rate of 1.25% of such Fund's               October 6, 2000
                                         average daily net assets

Lifestyle Conservative                   Annual Rate of .25% of such Fund's                October 6, 2000
Growth Fund                              average daily net assets

Lifestyle Moderate                       Annual Rate of .25% of such Fund's                October 6, 2000
Growth Fund                              average daily net assets



NAME OF FUND                                         COMPENSATION*                              DATE
------------                                         -------------                              ----

Lifestyle Growth Fund                    Annual Rate of .25% of such Fund's                October 6, 2000
                                         average daily net assets



*All Fees are computed daily and paid monthly.

MARTINDALE ANDRES & COMPANY LLC                               GOVERNOR FUNDS

By:      /s/ William C. Martindale Jr.                        By:      /s/ A. James Durica
         -----------------------------------                           -------------------

Name:    William C. Martindale Jr.                            Name:    A. James Durica

Title:   CEO                                                  Title:   President



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